                                                                   EXHIBIT 8.1
                                                                   -----------

            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                   LAW OFFICES
            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    _________
                  MIAMI (305) 789-3200 - BROWARD (954) 463-5440
                               FAX (305) 789-3395

   E. RICHARD ALHADEFF         THEODORE A. JEWELL            BETTY CHANG ROWE                OWEN S. FREED
   LOUISE JACOWITZ ALLEN       SHARON LEE JOHNSON            STEVEN D. RUBIN                SENIOR COUNSEL
   STUART D. AMES              MICHAEL I. KEYES              MIMI L. SALL
   LAWRENCE J. BAILIN          ROBERT T. KOFMAN              NICOLE S. SAYFIE               DAVID M. SMITH
   AMANDA C. BARRY             CHAD K. LANG                  RICHARD E. SCHATZ           LAND USE CONSULTANT
   PATRICK A. BARRY            PAUL TAGER LEHR               LESTER E. SEGAL
   SHAWN BAYNE                 VERNON L. LEWIS               DAVID M. SEIFER
   SUSAN FLEMING BENNETT       TERRY M. LOVELL               JOSE G. SEPULVEDA               TAMPA OFFICE
   LISA K. BERG                JOY SPILLIS LUNDEEN           JAY B. SHAPIRO                   SUITE 2200
   MARK J. BERNET              GEOFFREY MacDONALD            MARTIN S. SIMKOVIC       SUNTRUST FINANCIAL CENTRE
   HANS C. BEYER               MICHAEL C. MARSH              CURTIS H. SITTERSON       401 EAST JACKSON STREET
   STEPHEN R. CALKINS          BRIAN J. McDONOUGH            RONNI D. SOLOMON            TAMPA, FLORIDA 33602
   ELLEN I. CHO                ANTONIO R. MENENDEZ           MARK D. SOLOV
   SETH THOMAS CRAINE          FRANCISCO J. MENENDEZ         EUGENE E. STEARNS              (813) 223-4800
   PETER L. DESIDERIO          ALISON W. MILLER              JENNIFER D. STEARNS
   MARK P. DIKEMAN             VICKI LYNN MONROE             BRADFORD SWING
   DREW M. DILLWORTH           HAROLD D. MOOREFIELD, JR.     SUSAN J. TOEPFER           FORT LAUDERDALE OFFICE
   SHARON QUINN DIXON          JOHN N. MURATIDES             ANNETTE TORRES                    SUITE 1900
   ALAN H. FEIN                JOHN K. OLSON                 DENNIS R. TURNER           200 EAST BROWARD BOULEVARD
   ANGELO M. FILIPPI           JAY P. W. PHILP               RONALD L. WEAVER         FORT LAUDERDALE, FLORIDA 33301
   ANDREA F. FISHER            KARA E. PLUNKETT              ROBERT I. WEISSLER
   ROBERT E. GALLAGHER, JR.    DAVID C. POLLACK              PATRICIA G. WELLES             (954) 462-9500
   CHAVA E. GENET              DARRIN J. QUAM                THOMAS H. WILLIAMS, JR.
   LATASHA A. GETHERS          JOHN M. RAWICZ                MARTIN B. WOODS
   PATRICIA K. GREEN           PATRICIA A. REDMOND
   JOSEPH K. HALL              ELIZABETH G. RICE
   ALICE R. HUNEYCUTT          GLENN M. RISSMAN
   RICHARD B. JACKSON          DAVID A. ROTHSTEIN

                                  June 29, 1999


BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, FL 33304
Attention: Board of Directors

Gentlemen:

     We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), and BBC Capital Trust I, a Delaware statutory business trust ("BBC Capital"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), of which a prospectus ("Prospectus") is a part, to be filed by the Company and BBC Capital with the Securities and Exchange Commission under the Securities Act of 1933, as amended, concerning certain previously registered 9% subordinated debentures due 2005 of the Company, 9 1/2% cumulative trust preferred securities of BBC Capital, 9 1/2% junior subordinated debentures of the Company, and a guarantee of the Company with respect to the trust preferred securities. The Registration Statement relates to market making transactions by and through Ryan Beck & Co., Inc., an affiliate of the Company This opinion is furnished pursuant to the requirements of Item 601(b) (8) of Regulation S-K.

     For purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement and such other documents and instruments as we deemed necessary for the rendering of this opinion. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us by the Company and BBC Capital.

     Based solely on our review of such documents, and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and reliance upon such documents and information, we hereby adopt, confirm and incorporate by reference the language set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" which is our tax opinion.

     Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences."

                                    Very truly yours,



                                    STEARNS, WEAVER, MILLER, WEISSLER
                                        ALHADEFF & SITTERSON, P.A.